UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 25, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 25, 2005, Deloitte & Touche LLP (“Deloitte”) notified Yak Communications Inc. (“Company”) that it was resigning as the Company’s independent registered public accounting firm effective immediately.

Since its appointment by the Company on January 24, 2005, Deloitte has not reported on any financial statements of the Company and did not complete a review or audit of the Company’s financial statements as of any date or for any period.

Since Deloitte’s engagement on January 24, 2005 and except as set forth in the following paragraph, the Company has had no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte would have caused it to make reference thereto in its reports on the financial statements for such period. There has been no matter that was the subject of a reportable event (as defined in Regulation S-K, Item 304(a)(1)(v)).

As part of its review of Yak’s financial statements for the second quarter of fiscal 2005 (quarter ended December 31, 2004), Deloitte advised the Company that it could not conclude that the Company’s accounting treatment of a software acquisition transaction and related joint venture were appropriate. In June 2003, the Company purchased (from third-parties Convenxia Limited and Consortio, Inc.) certain software (the “Software”) and entered into a joint venture to commercialize the Software (and its subsequent iteration) outside of Canada. The accounting treatment used by the Company has been disclosed in the Company’s financial statements and accompanying footnotes since December 31, 2003.

The Company was first informed by Deloitte that it had questions about this accounting treatment on February 9, 2005. Since that date, the Company has provided Deloitte with all of the documentation it requested, and at the request of Deloitte the Company engaged an independent valuator to perform an independent valuation of the Software at the time of its acquisition. During the period of February 9, 2003 to March 23, 2005, Deloitte was unable to reconcile the substance and form of the transaction to determine a preferred accounting treatment. In mid-February 2005 the Audit Committee determined that Yak should seek the guidance of the SEC’s Office of Chief Accountant (“OCA”) regarding the appropriate accounting treatment for the Software transaction and related Joint Venture. The Audit Committee advised Deloitte and its former auditors (Horwath Orenstein LLP) that it was prepared to make any restatements or adjustments required by the OCA.

Deloitte has not provided the Company with its position as to whether Deloitte agrees or disagrees with the accounting treatment used by the Company with respect to the Software transaction. As such Deloitte was unwilling to proceed and tendered its resignation as the Company’s independent auditors on March 25, 2005.

The Audit Committee has begun the process of interviewing potential new auditors.

The Company has provided Deloitte with a copy of the foregoing disclosures and has requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. The Company will amend this current report to include a copy of the Deloitte letter as an exhibit promptly after Deloitte furnishes the letter to the Company.

Item 8.01 Other Events.

On March 30, 2005, the Company sought guidance from the OCA regarding the appropriate accounting treatment for the Software transaction and related joint venture (See discussion in Item 4.01).

On March 30, 2005, the Company issued a press release, which is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
99.1	Yak Communications Inc. Press Release dated March 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Yak Communications Inc.

Dated: March 30, 2005	By:	/s/ Charles Zwebner
Charles Zwebner
Chief Executive Officer

Exhibit Number	Description
99.1	Yak Communications Inc. Press Release dated February 25, 2005.